INTERIM OPERATING AGREEMENT
                          ---------------------------

     THIS INTERIM OPERATING AGREEMENT (the "Agreement") is made and entered into on March 7, 1997, by and between Wilson Technologies Incorporated, a California corporation ("Company"), a wholly-owned subsidiary of Zimmerman Holdings, Inc., a California corporation ("ZHI"), on the one hand, and Wilson Acquisition Corporation, Delaware corporation ("Buyer"), a wholly-owned subsidiary of Penn Octane Corporation, a Delaware corporation ("POC"), on the other hand.

                                   RECITALS
                                   --------
     A. Company is engaged in the business of selling, designing, manufacturing, installing and servicing compressed natural gas ("CNG") refueling stations and related products for use in the CNG industry throughout the world (the "Business"). B. Company and ZHI, on the one hand, and
Buyer and POC, on the other hand, are parties to that certain Purchase Agreement of even date herewith the ("Purchase Agreement") pursuant to which, among other things, Company is selling to Buyer certain of its assets and assigning to Buyer certain of its liabilities and Buyer is purchasing from Company such assets and assuming from Company such liabilities, on the terms and conditions set forth therein.

     C. Buyer and Company desire to establish terms and conditions for the operation by Buyer, on an interim basis, of certain of Company's Business from and after the date hereof, as set forth herein.

                                   AGREEMENT
                                   ---------
     NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein, the parties agree as follows:
1.          INTERIM  OPERATION.
            ------------------
     1.01         Contracts.  During the Term of this Agreement (as defined in
                  ---------
Section 3.01), Buyer shall, as provided herein, perform all duties and obligations under the service agreements and other specified contracts of Company set forth on Schedule 1.01 hereto (the "Service Contracts"). Except in the case of the Orange County Contract, as provided in Section 1.08, all of Company's contracts, whether or not performed by Buyer under the terms of this Agreement, shall remain Company's contracts, and nothing in this Agreement shall in any way make Buyer a party to any such contract. Buyer's CNG
Contracts  (as  defined  in  Section  1.03)  shall  remain  Buyer's contracts.
     1.02       Payments.  During the Term of this Agreement, Buyer shall have
                --------
the right to collect all payments made by customers in connection with work performed under the Service Contracts from and after February 16, 1997 and during the Term of this Agreement. Buyer and Company shall cooperate to notify customers of Buyer's performance of the Service Contracts and that payments for performance of services by Buyer related to the Service Contracts and any other services performed by Buyer on behalf of Company shall be directed to Buyer. In the event payments are directed to Company for Buyer's performance of services related to the Service Contracts and any other services performed by Buyer on behalf of Company, such payments received by Company shall be held in trust for Buyer and Company shall promptly forward such  payments  to  Buyer.
     1.03       Employees.  Company shall make available to Buyer employees of
                ---------
Company, who have historically performed services required under the Service Contracts (the "Loaned Employees"), for the performance of the Service Contracts, and to perform such additional services as Buyer may reasonably request in connection with Buyer's efforts to enter into new agreements and contracts related to the CNG business ("Buyer's CNG Contracts"); provided, however, that the Loaned Employees shall be available to Company to perform all work necessary to complete the sales orders of Company set forth on
Schedule 1.03 (the "Unfinished Sales Orders") in an expeditious manner and to perform any warranty work that Company may require. Until the earlier of May 30, 1997, or such time as the Unfinished Sales Orders have been completed and Company has exercised the Cessation Option (as defined in Section 5.01), each of the Loaned Employees shall be available for use by Company for at least one-half of each work week for each Loaned Employee. From and after May 30, 1997, and until such time as the Unfinished Sales Orders have been completed and Company has exercised the Cessation Option, the Loan Employees shall be available for use by Company for at least a combined total of forty (40) hours per week; provided, however, that Company shall designate which of its Loaned Employees shall be utilized by Company for each forty (40) hour period each week.
     1.04        Company Name and Technology.  During the Term, Company hereby
                 ---------------------------
grants to Buyer an exclusive license to use Company's intellectual property and proprietary and business information including, without limitation, the name "Wilson Technologies" and any derivative thereof (the "Licensed Intellectual Property") for use in connection with the performance of the Service Contracts and Buyer's CNG Contracts (as defined in Section 1.03 above).
     1.05  Fixed Assets and Facilities.  During the Term, Buyer shall have the
           ---------------------------
right to the reasonable use of the fixed assets of Company and of Company's facilities. Buyer acknowledges receipt of a copy of that certain Standard Sublease dated December 30, 1996 (the "Sublease") between Kelly Pipe Company, as Sublessor, and Company and ZHI, as Tenant, for Company's premises in Santa Fe Springs, California (the "Premises"). Buyer further acknowledges that the term of the Sublease expires on April 30, 1997 and continues month-to-month thereafter terminable by Sublessor or Sublessee upon not less than thirty (30) days prior written notice. Company covenants that it shall promptly notify Buyer in the event that it receives a written notice of termination from
Sublessor and that it shall notify Buyer of its intent to terminate the Sublease at such time as it notifies Sublessor of its intent to terminate the Sublease pursuant to its terms.
     1.06       Inventory.  During the Term of this Agreement, Buyer shall use
                ---------
its reasonable best efforts to use Company's inventory first before purchasing
inventory.    Buyer  shall  purchase  such  inventory  notwithstanding  the availability of replacement inventory at a cost lower than book value of Company's inventory. Buyer shall purchase Company's inventory at a price equivalent to book value plus ten percent (10%) of such value, unless an alternate price is agreed to by Buyer and Company. Buyer's right to purchase such inventory shall be conditioned upon Company's determination, in its sole discretion and upon a written request by Buyer to purchase particular inventory, that such inventory is not necessary for the completion of the Unfinished Sales Orders.
     1.07       Division 10 Contract.  The following provisions shall apply to
                --------------------
Company's Los Angeles County Metropolitan Transit Authority Change Order No. 1 to Contract No. 6358 for construction of CNG fueling facilities at Division 8 & 10 (the "Division 10 Contract"), in addition to the other provisions herein:
          (a) Company shall use its reasonable best efforts to cause its affiliate, A and A Associates, Inc., a California corporation ("A&A"), to make direct labor historically utilized by Company in connection with the assembly of Company's products (the "A&A Direct Labor") available for use by Buyer to perform unfinished work under the Division 10 Contract; and
          (b) As soon as practicable after the date hereof, Company shall calculate its actual costs incurred in connection with the Division 10 Contract prior to the date hereof (the "Division 10 Costs"). The Division 10 Costs shall include, without limitation, costs of all materials, inventory and labor incurred prior to the date hereof and shall exclude sales, general and administrative ("SG&A") expenses incurred by Company from and after December 16, 1996 and on or before the date hereof. Buyer shall pay to Company the Division 10 Costs within thirty (30) days after Buyer receives notice, in writing,  of  the  total  amount  of  Division  10  Costs.
     1.08     Orange County Contract.  The following provisions shall apply to
              ----------------------
County  Sanitation  Districts  of  Orange  County Purchase Order No. 80057 and
Change Order, dated November 7, 1996 (the "Orange County Contract"), in addition to the other provisions herein:
          (a) Notwithstanding anything to the contrary contained herein, Company and Buyer shall use their reasonable best efforts either (i) to obtain the consent of the County Sanitation Districts of Orange County (the "County of Orange") to the assignment of all of Company's right, title and interest in and to the Orange County Contract to Buyer and to obtain a novation of the Orange County Contract substituting Buyer in place of Company (the "Consent and Novation"), or (ii) to obtain a new contract from the County of Orange in the name of Buyer alone (the "New Contract"). To the extent that the County of Orange either provides the Consent and Novation or the New Contract, then the Orange County Contract shall be excluded from the definition of "Service Contracts" for purposes of this Agreement and the Orange County Contract shall be included in the definition of "Buyer's CNG Contracts" for purposes of this Agreement.
          (b) To the extent that Company and Buyer are unable, despite their best efforts, to obtain from the County of Orange either the Consent and Novation or the New Contract, then the following shall occur:
               (i)     the Orange County Contract shall remain included in the
definition of "Service Agreements" for purposes of this Agreement. In such event, Company shall use its reasonable best efforts to cause its affiliate, A&A, to make the A&A Direct Labor available for use by Buyer to perform work required under the Orange County Contract; and
               (ii)         Buyer shall obtain, in its own name, any letter of
credit required by the County of Orange to proceed with the Orange County Contract.
     1.09        Open Bids.  Company and Buyer shall use their reasonable best
                 ---------
efforts to transfer from Company to Buyer open bids, if any, upon their acceptance by the customer, to the extent that Buyer determines that it desires to enter into a contract with the customer based upon the bid (each, an "Accepted Bid"). Notwithstanding the foregoing, Company shall have no obligation hereunder to enter into any contract with any customer in connection  with  any  such  bid  accepted  by  any  customer.
     1.10       Payments to Company's Creditors.  During the Term, Buyer shall
                -------------------------------
have the right, but not the obligation, with the written consent of Company which shall not be unreasonably withheld, to make payments to any of Company's creditors to the extent necessary to perform the Service Agreements and the Buyer CNG Contracts, as contemplated herein. To the extent Buyer makes any such payments, the principal amount of the Royalty Obligation (as defined in
Section 2.02) due on termination of this Agreement, in the case of termination for any reason other than the consummation of the transactions contemplated by this Agreement, or the principal amount of the Royalty Note (as defined in Purchase Agreement), in the case of the consummation of the transactions contemplated by the Purchase Agreement, shall be reduced by the amount of any such payments. Notwithstanding the foregoing, Buyer shall continue to make, when due, any Royalty Payments due hereunder or under the Royalty Note.
2.          CONSIDERATION.
            -------------
     2.01    Monthly  Payments.    During the Term, Buyer shall pay to Company
             -----------------
Eighty-Four Thousand Dollars ($84,000.00) per month, payable twice per month in installments of Forty-Two Thousand Dollars ($42,000.00). Payments shall commence on the date hereof, and shall continue thereafter on the 5th day of each month, for the 1st through the 15th of each month, and on the 20th day of each month, for the 16th through the end of each month, until the earlier to occur of the Termination Date or the Cessation Date (as defined in Section 5.01). Buyer and Company shall cooperate to make appropriate adjustments, as the case may be, in the case of a Termination Date or Cessation Date which results in a final period which is less than a complete month. The parties hereto agree and acknowledge that concurrently with the execution of this Agreement Buyer has paid to Company the sum of Eighty-four Thousand Dollars ($84,000.00), the receipt of which is hereby acknowledged, and that the period for which such initial payment is made commences February 16, 1997 and ends March 15, 1997. The parties hereto further agree and acknowledge that, for purposes of Section 3.02(a)(vii), Buyer's gross margin shall be calculated from February 16, 1996.
     2.02  Royalty.    Commencing on the date hereof and continuing during the
           -------
Term (the "Royalty Period"), a royalty shall accrue in an amount equal to five percent (5%) of Net Revenues, as hereinafter defined, of Buyer (the "Royalty Obligation"). The Royalty Obligation shall be due and payable at the end of the Initial Term (as defined in Section 3.01(a)) and each Option Term (as defined in Section 3.01(a); each a "Royalty Payment"). For purposes of this Agreement, the term "Net Revenues" means the gross amount of revenues received by Buyer or its affiliates from the sale of products or the performance of services related to the CNG business anywhere in the world less (a) returns,
                                                             ----
credits, discounts and allowances, (b) free goods programs, (c) freight, transportation and insurance charges, and (d) sales, excise and similar taxes added to the invoice; provided, however, that Net Revenues shall not include revenues arising from the sale of CNG, the sale of CNG-powered vehicles or the conversion of vehicles to CNG-powered vehicles. Buyer shall keep accurate records of all Net Revenues, including sales made by affiliates of Buyer, and shall deliver to Company with each Royalty Payment a report indicating the Net Revenues. Company shall have the right, at its own expense, upon reasonable notice and during normal business hours, to audit and inspect Buyer's records of Net Revenues.
     2.03     A&A Direct Labor.  Buyer shall pay to Company on a weekly basis,
              ----------------
on each Wednesday of each week, an amount equivalent to the actual cost of making the A&A Direct Labor available to Buyer in connection with the Division 10 Contract, as provided in Section 1.07(a), and the Orange County Contract, as provided in Section 1.08(b)(i), plus the cost of employee benefits provided
                                   ----
to  such  labor  plus  ten percent (10%) of such actual cost and such employee
                 ----
benefits.
     2.04       Division 10 Costs.  Buyer shall pay to Company the Division 10
                -----------------
Costs  in  accordance  with  Section  1.07(b)  hereof.
3.          TERM.
            ----
     3.01          Termination  Events.
                   -------------------
     The term of this Agreement (the "Term") shall commence upon the date hereof and expire upon the earlier to occur of the following (the "Termination Date"):

          (a) ninety (90) days after the date hereof (the "Initial Term"); provided, however, that Buyer shall have eleven (11) consecutive options to extend the term hereof for an additional ninety (90) day period (each, an "Option Term"), which, if exercised in writing by notice by Buyer to Company prior to the expiration of the Initial Term or any Option Term, shall, in each case, extend the term hereof for an additional ninety (90) day period;
          (b) consummation of the transactions contemplated by the Purchase Agreement;
          (c) the failure of Buyer to either consummate the transactions contemplated by the Purchase Agreement within ninety (90) days after exercise by Company of the Put Option (as defined in Section 5.02) or to pay to Company the SG&A Differential (as defined in Section 5.02)) within ninety (90) days of the exercise by Company of the Put Option;
          (d)          mutual  consent  of  Buyer  and  Company;
          (e) the occurrence of a material breach of any provision hereunder upon notice, in writing, by Buyer or Company to the other party which breach has not been cured within thirty (30) days after receipt of such notice, unless Buyer or Company, as the case may be, has waived such breach; or
          (f) three (3) years after the date hereof, unless Buyer exercises the Continuation Option (as defined in Section 4.02), in which case, the Term of this Agreement shall continue for an additional two (2) year period.
     3.02          Effect  of  Termination.
                   -----------------------
          (a)          In  General.  Except in the case of termination of this
                       -----------
Agreement pursuant to Section 3.01(b) (closing of the transactions contemplated by the Purchase Agreement) or in the case of continuation of this Agreement for the Continuation Period (as defined in Section 4.02), the following shall occur upon termination of this Agreement as of the Termination
Date:
               (i) Buyer shall cooperate with Company to notify customers that Buyer will no longer perform any of Company's Service Contracts and that all further payments shall be directed to Company. Any such payments received by Buyer shall be held in trust by Buyer for Company and shall be delivered by Buyer to Company;
               (ii)          Buyer  shall  cease  doing  business;
               (iii) Neither Buyer nor any affiliate of Buyer, for a period of two (2) years after the Termination Date, shall solicit any employee of Company for employment by Buyer or any affiliate of Buyer except if Company has exercised the Cessation Option (as defined in Section 5.01), in which case, Buyer may retain any employees formerly employed by Company;
               (iv) The license for the Licensed Intellectual Property granted herein shall terminate and Buyer shall have no further right to utilize the Licensed Intellectual Property for any purpose whatsoever and Buyer shall change its name as soon as practicable to a name which does not use the name "Wilson" or any derivation thereof;
               (v) Buyer shall pay to Company any unpaid Royalty Payments due and payable hereunder, within thirty (30) days after the Termination Date;
               (vi) Buyer shall pay to Company any unpaid amounts owing for inventory purchased pursuant to the terms of this Agreement and due and payable hereunder, within thirty (30) days after the Termination Date;
               (vii) Company shall pay to Buyer fifty percent (50%) of the difference, if any, between Buyer's gross margin (less any Royalty Payments paid by Buyer to Company) in connection with its operations during the duration of this Agreement and Eighty-Four Thousand Dollars ($84,000.00) per month from the date hereof and ending on the Cessation Date (as defined in
Section  5.01),  within  thirty  (30)  days  after  the  Termination Date; and
               (viii) If upon the Termination Date amounts are due and owing by Buyer to Company under Subpart (v) above and/or Subpart (vi) above, and by Company to Buyer under Subpart (vii) above, such amounts shall offset each other, and only the net amount after offset shall be considered due and payable;
provided,  however,  that,  all  other obligations of the parties hereto shall
--------   -------
terminate  except  as  otherwise set forth herein and Buyer and its affiliates
---
shall  cease  to  conduct  the  Business.
--
          (b)          Upon  Closing  of Purchase Agreement Transactions.  The
                       -------------------------------------------------
following shall occur in the case of termination of this Agreement pursuant to
Section 3.01(b) (closing of the transactions contemplated by the Purchase Agreement):
               (i) Book value or any other agreed value paid or credited by Buyer to Company for the purchase of any of Company's inventory during the term of this Agreement shall be added to the Inventory Valuation (as provided in Section 1.06(a) of the Purchase Agreement); and
               (ii) Any Royalty Payment paid by Company to Buyer hereunder shall reduce the principal amount due and payable under the Royalty Note (as defined in the Purchase Agreement);
provided,  however,  that,  all  other obligations of the parties hereto shall
--------   -------
terminate  except  as otherwise set forth herein or in the Purchase Agreement.
---
4.          BUYERS'  OPTIONS.
            ----------------
     4.01       Purchase Option.  If this Agreement has not been terminated in
                ----------------
accordance  with  Section  3 hereof prior to the expiration of three (3) years after the date hereof, Buyer shall have the option to consummate the transactions contemplated by the Purchase Agreement (the "Purchase Option") by providing notice to Company in writing of the exercise of its option granted by this Section 4.01 during the Option Term immediately preceding termination of this Agreement pursuant to Section 3.01(f) above. Upon exercise of the
Purchase Option, Buyer and Company hereby waive all conditions to the consummation of the transactions contemplated by the Purchase Agreement set forth in Sections 9 and 10 of the Purchase Agreement, respectively, and shall consummate the transactions contemplated by the Purchase Agreement pursuant to its terms; provided, however, that, notwithstanding anything to the contrary contained in the Purchase Agreement, Buyer shall pay to ZHI the sum of Two Hundred Twenty Thousand Dollars ($220,000) cash at the Closing (as defined in the Purchase Agreement) in lieu of the Convertible Debenture (as defined in the  Purchase  Agreement).
     4.02      Continuation Option.  If this Agreement has not been terminated
               -------------------
in accordance with Section 3 hereof prior to the expiration of three (3) years after the date hereof and Buyer does not exercise the Purchase Option (as defined in Section 4.01), then Buyer shall have the option to continue the Term of this Agreement (the "Continuation Option") for an additional two (2) year period (the "Continuation Period") by providing notice to Company in writing of the exercise of its option granted by this Section 4.02 during the Option Term immediately preceding termination of this Agreement pursuant to
Section 3.01(f) above. Buyer's Continuation Option shall be subject to and shall be conditional upon payment by Buyer to Company of any unpaid Royalty Payments then due and payable, payment by Buyer to Company of any unpaid amounts owing for inventory purchased hereunder then due and payable, and payment of the SG&A Differential (as defined in Section 5.02) in the event Company has not exercised its Put Option (as defined in Section 5.02). Upon exercise of the Continuation Option, the following shall occur:

          (a) the License for the Licensed Intellectual Property shall terminate and Buyer shall have no further right to utilize the Licensed Intellectual Property for any purpose whatsoever and Buyer shall change its name as soon as practicable to a name which does not use the name Wilson or any derivation thereof;
          (b) Buyer shall be entitled to solicit any remaining employees of Company;
          (c) Buyer shall continue to pay to Company the Royalty Obligation (as defined in Section 2.02) for the Continuation Period; provided, however, that, during the Continuation Period, Buyer shall have no obligation to pay to Company any Royalty Obligation in excess of a total of Three Million Dollars ($3,000,000.00);
          (d)          Buyer  shall be entitled to engage in the Business; and
          (e) Buyer shall be entitled to seek to transfer all Service Contracts and any other contracts of Company from Company to Buyer;
provided,  however,  that  all  other  obligations of the parties hereto shall
--------   -------
terminate,  except  as  otherwise  set  forth  herein.
----
5.          COMPANY'S  OPTIONS.
            ------------------
     5.01          Cessation  Option.  Upon completion of the Unfinished Sales
                   -----------------
Orders, as determined by Company in its sole discretion, Company is hereby granted the option, upon notice to Buyer, in writing, to cease its business operations (the "Cessation Option") on a date at least ten (10) days after delivery of such notice (the "Cessation Date"). In such event, Buyer shall offer to continue employment of all employees who are listed on Schedule 13.01 of the Purchase Agreement and who are then employed by Company. Each such person who continues employment shall be employed at the same salary and wages as were in effect immediately prior to the Cessation Date, subject to Buyer's rights, except to the extent limited by law or agreement, to revise and modify any terms, conditions, practices, policies, and benefits. Under such circumstance, Buyer shall assume Company's liabilities for vacation pay, sales incentives and other amounts accrued to such employees prior to the Cessation Date. Upon exercise of the Cessation Option, Buyer acknowledges that Company shall cease to have any obligation to fund any additional sales, general and administrative ("SG&A") expenses for Company or to make its facilities available to Buyer pursuant to Section 1.05. Upon exercise of the Cessation Option, Buyer shall have no obligation to make any additional payments under
Section 2.01 for periods arising from and after the Cessation Date. From and after the Cessation Date and prior to the Termination Date, at the request of Company, in writing, Buyer shall perform warranty work in connection with products manufactured and sold by Company prior to Closing. To the extent any warranty work is requested, in writing, by Company in connection with such products, Company shall reimburse Buyer in the amount of cost of such warranty work plus ten percent (10%), within thirty (30) days of invoice. Any amounts unpaid hereunder after sixty (60) days shall, at the option of Buyer, offset any unpaid Royalty Obligation under Section 2.02 hereof.
     5.02          Put  Option.  Any time after the exercise by Company of the
                   -----------
Cessation Option (as defined in Section 5.01), Company shall have the option to notify Buyer, in writing, that Company waives all conditions to the closing of the transactions set forth in Section 10 of the Purchase Agreement and that Company is prepared to close the transactions contemplated by the Purchase Agreement (the "Put Option"). Upon exercise of the Put Option, Buyer shall either waive the conditions to the closing of the transactions set forth in
Section 9 of the Purchase Agreement and close the transactions contemplated by the Purchase Agreement within ninety (90) days or pay to Company the SG&A Differential (as hereinafter defined) within ninety (90) days. For purposes of this Agreement, the SG&A Differential shall be the sum of $92,700.00 per month, or portion thereof, accrued between December 16, 1996 and the Cessation Date less (i) the Realized Sales Margin (as hereinafter defined) for the
      ----
period from December 16, 1996 through February 15, 1997 and (ii) $84,000 per month, or portion thereof, actually paid by Buyer to Company pursuant to
Section 2.01 hereof, for the period from February 15, 1997 to the Cessation Date. For purposes of the preceding sentence, the term Realized Sales Margin shall mean the gross income realized by Company from the sale of products or the performance of services for customers for the period commencing December 16, 1996 and ending February 16, 1997, less the cost of goods sold or the cost of providing
                          ----
such  services.
6.          REPRESENTATIONS  AND  WARRANTIES  OF  COMPANY.
            ---------------------------------------------
     Company represents and warrants to Buyer as of the date of this Agreement and as of the date of the closing of the transactions contemplated by the Purchase Agreement as follows:
     6.01    Corporate  Existence.    Company is a corporation duly organized,
             --------------------
validly existing and in good standing under the laws of the State of California. Company has all requisite corporate power and authority to own, lease and operate its property and to carry on its business in the manner in which  and  in  the  places  such  business  is  now  being  conducted.
     6.02    Authority;  Enforceability.   Company has the right, power, legal
             --------------------------
capacity and authority to enter into, and to perform its obligations under, this Agreement and the transactions herein contemplated. The execution, delivery and performance of this Agreement by Company has been duly authorized by its board of directors. This Agreement has been validly executed and delivered by Company and, assuming due execution and delivery hereof by the other parties hereto, constitutes a valid, binding and enforceable obligation of Company subject to applicable bankruptcy, insolvency, receivership, moratorium, reorganization or similar state or federal laws or equitable principles relating to or affecting creditors' rights and to the discretion of a court to grant equitable remedies.

     6.03     No Violation.  Neither the execution, delivery or performance of
              ------------
this Agreement nor the consummation of the transactions contemplated hereby nor compliance by Company with any of the provisions hereof will violate or conflict with any provisions of the Certificate of Incorporation or bylaws of Company or any judicial or administrative order, judgment or decree to which
Company  is  a  party  or  is  subject.
7.          REPRESENTATIONS  AND  WARRANTIES  OF  BUYER.
            -------------------------------------------
     Buyer represents and warrants to Company as of the date of this Agreement and as of the date of the closing of the transactions contemplated by the Purchase Agreement as follows:
     7.01    Corporate  Existence.    Buyer  is  a corporation duly organized,
             --------------------
validly existing and in good standing under the laws of the State of Delaware. Buyer has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business in the manner of and in the places such business is now being conducted.
     7.02    Authority;  Enforceability.    Buyer  has the right, power, legal
             --------------------------
capacity and authority to enter into, and to perform its obligations under this Agreement and the transactions herein contemplated. The execution, delivery and performance of this Agreement by Buyer has been duly authorized by the board of directors of Buyer. This Agreement has been validly executed and delivered by Buyer and, assuming due execution and delivery by the other parties hereto, constitutes a valid, binding and enforceable obligation Buyer, subject to applicable bankruptcy, insolvency, receivership, moratorium, reorganization or similar state or federal laws or equitable principles relating to or affecting creditors' rights generally and to the discretion of a court to grant equitable remedies.
     7.03     No Violation.  Neither the execution, delivery or performance of
              ------------
this Agreement nor the consummation of the transactions contemplated hereby nor compliance by Buyer with any of the provisions hereof will violate or conflict with any provisions of the Certificate of Incorporation or bylaws of Buyer or any judicial or administrative order, judgment or decree to which
Buyer  is  a  party  or  is  subject.
8.          INDEMNIFICATION  OBLIGATIONS.
            ----------------------------
     Buyer and POC, jointly and severally, indemnify, defend and hold harmless Company, its directors, officers, employees, shareholders, agents, successors, assigns, attorneys and personal representatives from, against and in respect of any and all actions, suits, proceedings, claims, demands, losses, costs, expenses, obligations, liabilities, judgments, damages, recoveries and deficiencies, including, without limitation, interest, penalties and reasonable attorneys' fees (collectively "Damages") that Company shall incur or suffer which arise out of, result from or relate to, (i) the Buyer CNG Contracts; (ii) the Orange County Contract; (iii) the Division 10 Contract; or, (iv) any Accepted Bid. Notwithstanding anything to the contrary contained herein, the obligations of Buyer and POC under this Section 8 shall survive the termination of this Agreement.
9.          EXCLUSIVE  DEALING.
            ------------------
     During the Term, Company will not, directly or indirectly, through any representative or otherwise, solicit or entertain offers from, negotiate in any manner, encourage, discuss, accept, or consider any proposal of any other person or entity relating to the acquisition of Company, its assets or business, in whole or in part, whether directly or indirectly, through purchase, merger, consolidation, or otherwise (other than sales of inventory in the ordinary course of business).
10.          COVENANT  NOT  TO  COMPETE.
             --------------------------
     During the Term and except as contemplated hereby, Company agrees that it shall not engage, it shall not permit any affiliate (including, in each case, its directors, officers and shareholders) to engage, and it shall use best efforts to prevent any joint venture of Company or any such affiliate from engaging, in the Business ("Competitive Activities"); provided, however, that
                                                       --------  -------
the  foregoing  shall  not  prohibit:
          (a) Company, ZHI and any of their affiliates, any such joint venture or any of the accounts managed by them, including without limitation any pension or other benefit plan of Company and ZHI, from owning any outstanding capital stock or other equity interests of any person engaging in any Competitive Activities, provided the aggregate beneficial ownership of Company and ZHI (without reference to pension or other benefit plan assets) does not exceed more than five percent (5%) of all issued and outstanding securities of any such person;
          (b) Company, ZHI and any of their affiliates or any such joint venture from engaging in any other businesses other than the Business; and,
          (c) Company, ZHI and any of their affiliates or any such joint venture from acquiring a business that engages in Competitive Activities provided that (i) such activities do not constitute more than twenty percent (20%) of the revenues or assets of the business to be acquired (based on the sales of such business during the preceding four full calendar quarters), and
(ii) Company, ZHI and any affiliate or joint venture, as the case may be, divests that portion of the business to be acquired that engages in
Competitive  Activities  within  twelve  (12)  months  after  the  acquisition thereof;
provided,  further,  that  the  prohibitions in this Section 11 shall cease to
--------   -------
apply  (effective  as  of  the  time  of  such  transfer) to any businesses or
---
operations  of Company, ZHI or any of their subsidiaries which are transferred
---
to any third party (other than to a subsidiary or affiliate or any such joint venture of Company or ZHI) after the date hereof.
11.          MISCELLANEOUS.       11.01 Headings.  The subject headings of the
             -------------              --------
Sections of this Agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.
     11.02  Integration;  Waiver.    This Agreement and the Purchase Agreement
            --------------------
constitutes the entire agreement between the parties pertaining to the subject matter herein and supersedes all prior and contemporaneous agreements, representations and understandings of the parties including, without limitation, the Letter of Commitment dated November 13, 1996 among the parties. No party hereto is making any representation or warranty whatsoever, express or implied, oral or written, beyond those expressly given in this Agreement or the Purchase Agreement. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all the parties. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver. To the extent of any inconsistency between this Agreement and the Purchase Agreement, this Agreement shall govern.
     11.03  Severability.    If any term or provision of this Agreement or the
            ------------
application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement or the application of such terms or provisions to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.
     11.04  Other  Parties.    Nothing  in  this Agreement, whether express or
            --------------
implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any  right  of subrogation or action over against any party to this Agreement.
     11.05  Inurement;  Assignment.    This Agreement shall be binding on, and
            ----------------------
shall inure to the benefit of, the parties to it and their respective heirs, legal representatives, successors, and assigns, but may not be assigned by either party without the prior written consent of the other party.
     11.06  Notices.  All notices, requests, demands, and other communications
            -------
under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, on the date of transmission if sent by telex, telecopier or telegraph, or on the fifth day after mailing if mailed to the party to whom notice is to be given, by first-class mail, registered or certified\return receipt requested, postage prepaid, and properly addressed as follows:


To Buyer:    Wilson Acquisition Corporation
             c/o Penn Octane Corporation
             5847 San Felipe, Suite 3420
             Houston, Texas  77057
             Attn:  Jerome B. Richter

             Tel:  (713) 952-5703
             Fax:  (713) 952-1323


Copy to:     Coudert Brothers
             1114 Avenue of the Americas
             New York, New York  10036
             Attn:  Arnold H. Tracy, Esq.

             Tel:  (212) 626-4400
             Fax:  (212) 626-4120


To Company:  Wilson Technologies Incorporated
             c/o Zimmerman Holdings, Inc.
             2600 Mission Street, Suite 100
             San Marino, CA  91108-1676
             Attn.:  William R. Zimmerman

             Tel:  (818) 441-0444
             Fax:  (818) 441-6946


Copy to:     Rodi, Pollock, Pettker, Galbraith
             & Cahill, A Law Corporation
             801 South Grand Avenue, Suite 400
             Los Angeles, CA  90017
             Attn.:  Henry P. Pramov, Jr., Esq.

             Tel:  (213) 895-4900
             Fax:  (213) 895-4921


     Any party may change its address for purposes of this paragraph by giving the other party notice of the new address in the manner set forth above.
     11.07 Governing Law.  This Agreement shall in all respects, including all
           -------------
matters of construction, validity and performance, be governed by, and construed and enforced in accordance with, the laws of the State of California applicable to contracts entered into in that state between citizens of that state and to be performed wholly within that state without reference to any rules governing conflicts of laws. The parties agree that any venue for any suit, action, proceeding or litigation arising out of or in relation to this Agreement shall be in any federal or state court in Los Angeles, California having subject matter jurisdiction. Each of the parties consents to the jurisdiction of such courts in any such action or proceeding and waives any objection to venue in such courts in any such action or proceeding.
     11.08  Attorneys'  Fees.    If  any  legal action or arbitration or other
            ----------------
proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled.
     IN WITNESS WHEREOF, the parties to this Agreement have duly executed it on the day and year first above written.

                         BUYER
                         -----

                         Wilson Acquisition Corporation, a Delaware corporation


                         By:
                         Title:


                         COMPANY
                         -------

                         WILSON TECHNOLOGIES INCORPORATED, a California corporation


                         By:
                         Title:


     [Signatures  continued  on  next  page]
     POC hereby unconditionally agrees that to the extent Buyer fails to make a payment due hereunder, then, upon written demand of Company, POC will promptly make such payment or cause it to be made. Company shall not be required to seek any recovery from Buyer prior to enforcing POC's obligations
hereunder.         POC further hereby agrees to be bound by and subject to the
Indemnification  Obligations  set  forth  in  Section  8.

                         POC
                         ---

                         PENN  OCTANE  CORPORATION,
                         a  Delaware  corporation


                         By:                                            Title:


     ZHI hereby unconditionally agrees that to the extent Company fails to make a payment due to Buyer under Section 3.02(a)(vii) hereof, then, upon written demand of Buyer, ZHI will promptly make such payment or cause it to be made. Buyer shall not be required to seek any recovery from Company prior to enforcing ZHI's obligations hereunder.

                         ZHI
                         ---

                         ZIMMERMAN  HOLDINGS,  INC.,  a California corporation


                         By:
                         Title:





     [Signatures  continued  from  previous  page]

                                 SCHEDULE 1.01
                                 -------------

                               SERVICE CONTRACTS

1. Toronto Transit Commission Purchase Order No. PC0020255, dated November 6, 1996, for preventative maintenance and emergency service of CNG plant at Company complex from January 1996 through October 31, 1997.

2. Coast Engineering and Construction Corp Purchase Order No. MCRN-95-002, dated May 2, 1995, for five year maintenance contract.

3. Contract between Company and Southern California Gas Co., dated January 5, 1996, for preventative maintenance of refueling stations at U.C.L.A., City of Irvine, P.S. Corona, L.A.U.S.D., City of Torrance, and Sunline.

4. Contract between Company and City of Monterey for CNG Fueling Station, including service contract, executed July 5, 1994.

5. County Sanitation Districts of Orange County Purchase Order No. 80057 and Change Order, dated November 7, 1996.

6. Los Angeles County Metropolitan Transit Authority Change Order No. 1 to Contract No. 6358 for construction of CNG fueling facilities at Division 8 & 10.

                                 SCHEDULE 1.03
                                 -------------

                            UNFINISHED SALES ORDERS

1. Metro Regional Transit Authority for the City of Akron, Ohio; Purchase Order No. 029866 for construction of compressed natural gas fueling facility.

2. Corporation of the City of Kitchener, Ontario, Canada; Purchase Order No. P080888 for construction of CNG facility.

3. Manhattan Construction Company Job No. 2429; Subcontract for construction of CNG facility in Fort Worth, Texas.

4. Construction Resource Group, Inc.; Purchase Order for supply of CNG equipment in Brazos, Texas for Brazos Transportation District.

5. B & H Construction, Inc.; Subcontract No. 288-00001 to furnish compressed natural gas system and startup at McCarran International Airport, Project No. 626.

6. Purchase Order No. 10296-VT from San Luis Gonzaga Construction, Inc., dated January 18, 1996; for project known as "DPW Maintenance Yard-CNG Station."

7. Purchase Order No. S9602 55814 from San Diego Gas & Electric Company, dated February 21, 1996; for project known as "Camp Pendleton CNG Station."

8. Purchase Order No. 4 from Sav-On International Fixture Co., dated July 8, 1996; for project known as "Hyundai #2 Order."

9.      Omnitrans Purchase Order No. 39023 to A & A Associates, dated July 14,
1995.

10. South Coast Area Transit (SCAT) Purchase Order No. A 2430 to A & A Associates, dated March 2, 1995.

11. Enterra Compression Company Purchase Order No. 731628M to Company, dated November 21, 1995.